UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2025

CIMG Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39338	38-3849791
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(IRS Employer Identification No.)

6107, 6th Floor, Building C4, No.1 Huangchang West Road,

Dougezhuang, Chaoyang District, Beijing

(Address of principal executive offices)

+ 86 18518579917

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	IMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 17, 2024, CIMG Inc., a Nevada corporation (the “Company”), filed a Current Report on Form 8-K (the “Report”) pertaining to the Convertible Note and Warrant Purchase Agreement dated December 12, 2024 (the “SPA”). On January 23, 2025, the Company filed an amended Form 8-K (the “8-K/A”) to correct the number of warrant shares from 19,230,767 to 25,641,023, which the Company believes resulted from a clerical error in the original Report. Upon further review, the Company believes the description in Section 1(b) of the SPA, regarding the calculation of the warrant shares, is inconsistent with the mutual understanding between the Company and the investors therein (the “Investors”).

Therefore, on February 11, 2025, based on mutual agreement between the Company and the Investors, the Company and the Investors entered into the Amendment No. 1 to the SPA (the “Amendment”) and agreed to revise and replace Section 1(b) of the SPA as follows:

“(b) Issuance of Warrants. Subject to all of the terms and conditions hereof, the Company has authorized the issuance of Warrants to purchase up to that number of shares of common stock of the Company equal to the principal amount of the Notes they each hold, divided by the exercise price of the Warrants, being $0.39 per share, excluding interest to be accrued on the Notes, as set forth in more detail in this Agreement and in the Warrants dated on or around the date of this Agreement. The Company agrees to issue to each Investor the Warrants exercisable for a number of Common Stock equal to 100% of the principal amount of the Notes they each hold, divided by the exercise price of the Warrant, being $[0.39] per share, excluding interest to be accrued on the Notes (the “Warrant Coverage Amount”). The Warrants shall be in the form set forth in Exhibit B attached hereto.”

The Warrants issued to the Investors pursuant to the SPA and the Amendment entitle the Investors to purchase up to an aggregate of 25,641,023 shares of common stock of the Company each at an exercise price of $0.39 per share, subject to fulfilment of the conditions precedent to exercise such warrants under the SPA and the Warrants.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which are attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Amendment No. 1 to the Convertible Note and Warrant Purchase Agreement dated February 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIMG Inc.

Dated: February 12, 2025	By:	/s/ Jianshuang Wang
	Name:	Jianshuang Wang
	Title:	Chief Executive Officer